Portfolio Recovery Associates Reports Second Quarter 2004 Results

Net Income Increases to $6.8 Million; Per-Share Earnings Total $0.43

NORFOLK, VA -- 07/22/2004 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables, today reported net income of $6.8 million, or $0.43 per fully-diluted share, for the quarter ended June 30, 2004.

The company's second-quarter 2004 earnings represent growth of 29% from net income of $5.2 million, or $0.33 per fully-diluted share, in the second quarter of 2003.

Total revenue advanced 31% to $28.1 million in the second quarter from $21.4 million in the year-ago period. Total revenue consists of cash collections, reduced by an amortization rate of 29.9% that is applied to the company's owned debt portfolios, plus commissions from its contingent-fee collection business.

"Portfolio Recovery Associates performed very well once again as we closed out the first half of 2004, maintaining broad productivity growth and record cash collections. Although we did witness substantial pick-up in deal flow toward quarter's end, the market for charged-off debt continued to exhibit competitive pricing throughout the quarter. In this challenging environment, we were nevertheless able to make good acquisitions at appropriate prices, underscoring our longtime emphasis on profitability over volume," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

For the first half of 2004, the company's earnings rose to $12.8 million, or $0.81 per fully-diluted share, from $9.7 million, or $0.62 per share, for the six months ended June 30, 2003. Total revenue for the first half of 2004 climbed to $53.4 million from $39.7 million in the same period a year ago.

Financial and Operating Highlights

--  Cash collections rose 30% to $38.4 million in the second quarter of
    2004 from $29.6 million in the year-ago period.

--  Productivity as measured by cash collections per hour paid, the company's key measure of collector performance, improved to $118.49 for the first six months of 2004, compared with $108.27 for all of 2003.

--  The company purchased $1.49 billion of face-value debt during the second quarter of 2004 for $12.9 million, representing a blended rate of
    0.86%.  This debt was purchased in 24 pools from 13 different sellers.

--  Results included a one-time, pretax write-off of $531,000, representing $0.02 per fully-diluted share of after-tax earnings impact.
    This one-time charge related to the capitalization of fees paid to third parties for address correction and other customer data associated with the acquisition of portfolios purchased over the past 5 years.  As a result of a review of the company's accounting, the company determined these capitalized acquisition costs should be expensed.

--  The company's cash balances grew to $42 million, from $30 million on
    March 31, 2004, and $25 million as of December 31, 2003.  The company continues to have no debt outstanding under its $25 million revolving line of credit.
"From both a financial and operating perspective, the second quarter of 2004 was a success for Portfolio Recovery Associates. Our core philosophy of disciplined buying and steady growth served us well, as we bought only those portfolios that met our pricing and collectibility criteria, despite the competitive pricing environment. At the same time, the record productivity achieved at all three of our call centers, even as we expanded our collector workforce, together with very effective cost controls allowed us to continue producing strong financial results during the quarter in terms of cash collections, revenue and profitability," said Kevin P. Stevenson, Chief Financial Officer.

Conference Call Information

The company will hold a conference call with investors today, July 22, 2004, at 5:30 p.m. EDT to discuss its second quarter results. Investors can access the call live by dialing 800-599-9795 for domestic callers or 617-786-2905 for international callers using the pass code 17395435.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers or 617-801-6888 for international callers using the pass code 39605471. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the company's Web site, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other service providers. The defaulted consumer receivables Portfolio Recovery Associates collects are generally either purchased from the credit originator or are collected on behalf of clients on a commission basis.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to its Registration Statements on Forms S-1 and S-8, its annual reports on Form 10- K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                      Portfolio Recovery Associates, Inc.
                Unaudited Consolidated Statements of Operations
                   (in thousands, except per share amounts)

                          Three Months Three Months Six Months Six Months
                              Ended       Ended        Ended      Ended
                             June 30,    June 30,     June 30,   June 30,
                               2004        2003         2004       2003

Revenues:
  Income recognized on
   finance receivables     $   26,890  $   20,618   $   50,798  $   38,236
  Commissions                   1,254         785        2,610       1,483
                           ----------  ----------   ----------  ----------

     Total revenue             28,144      21,403       53,408      39,719

Operating expenses:
    Compensation and
     employee services          9,211       7,679       17,748      14,072
    Outside legal and other
     fees and services          5,450       3,277        9,691       6,094
    Communications                811         667        1,818       1,300
    Rent and occupancy            433         310          862         555
    Other operating expenses      689         456        1,380         929
    Depreciation                  463         371          911         671
                           ----------  ----------   ----------  ----------

     Total operating expenses  17,057      12,760       32,410      23,621
                           ----------  ----------   ----------  ----------

       Income from operations  11,087       8,643       20,998      16,098

Other income and (expense):
  Interest income                  25           8           29          28
  Interest expense                (68)        (83)        (137)       (159)
                           ----------  ----------   ----------  ----------

       Income before
        income taxes           11,044       8,568       20,890      15,967

       Provision for
        income taxes            4,294       3,324        8,129       6,223
                           ----------  ----------   ----------  ----------

       Net income          $    6,750  $    5,244   $   12,761  $    9,744
                           ==========  ==========   ==========  ==========

Net income per common share
  Basic                    $     0.44  $     0.37   $     0.83  $     0.70
  Diluted                  $     0.43  $     0.33   $     0.81  $     0.62

Weighted average number
 of shares outstanding
  Basic                        15,322      14,241       15,313      13,893
  Diluted                      15,776      15,750       15,775      15,670

                       Portfolio Recovery Associates, Inc.
           Unaudited Consolidated Summary Statements of Financial Position
                      (in thousands, except share amounts)

                                                June 30,      December 31,
ASSETS                                            2004           2003

Cash and cash equivalents                     $  42,352        $  24,912
Finance receivables, net                         96,270           92,569
Property and equipment, net                       6,022            5,166
Deferred tax asset                                    -            2,009
Income tax receivable                               148              352
Other assets                                      1,332            1,386
                                              ---------        ---------

   Total assets                               $ 146,124        $ 126,394
                                              =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities        5,011            5,038
  Deferred tax liability                          5,630                -
  Long-term debt & capital lease obligations      2,852            2,208
                                              ---------        ---------

   Total liabilities                             13,493            7,246

Stockholders' equity:
  Preferred stock, par value $0.01,
   authorized shares, 2,000,000, issued
   and outstanding shares - 0                         -                -
  Common stock, par value $0.01, authorized
   shares, 30,000,000, issued and
   outstanding shares - 15,330,706 at
   June 30, 2004, and 15,294,676 at
   December 31, 2003                                153              153
  Additional paid in capital                     96,839           96,118
  Retained earnings                              35,639           22,877
                                              ---------        ---------

  Total stockholders' equity                    132,631          119,148
                                              ---------        ---------

   Total liabilities and stockholders' equity $ 146,124        $ 126,394
                                              =========        =========

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com